Exhibit 23.6

Consent of Gordon Skrecky

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Sections 3, 4, 5, 17, 18, 20.4.3, 20.4.6, 20.4.7, 20.4.8, 20.4.9, 21.4.1, 21.4.2, 21.6, and 22.2.4 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dated this 10th day of June, 2013.

/s/ Gordon Skrecky
By:	Gordon Skrecky, PEng
Title:	Project Manager
Company:	AuRico Gold Inc.